STRATEGIC ALLIANCE AGREEMENT

4C CONTROLS INC.

SIRE CONTRACTING COMPANY

THIS STRATEGIC ALLIANCE AGREEMENT, made by and between 4C Controls Inc. (“4C Controls”) and Sire Contracting Company (“Sire”) as of this 18th day of August, 2008 (this “Agreement”).

WHEREAS, 4C Controls is a U.S. public company high technology systems integrator providing state-of-the-art cutting edge comprehensive security, surveillance, and access control solutions;

WHEREAS, Sire has years of experience on new construction projects, major additions, interior renovations, and small unique projects, including office buildings, residential villas, industrial facilities, bridges, dams, underwater construction and many other projects;

WHEREAS, current projects of Sire include TechnoPark - Jebel Ali Free Zone, SAMA Lagoons, Atlantis - The Palm Jumeirah and Jumeirah Park Villas; as defined in Annex 1 attached to this agreement.

WHEREAS, Cultivating long-term relationships has been the foundation of success for Sire, together with the integrity and dedication of people, their professionalism and attention to safety and quality which is a core principal of Sire Contracting Company;

WHEREAS, the vision of Sire is to emerge as a leading market player in the construction industry by touching new horizons of excellence and offering unique as well as cost effective solutions to customers; and

WHEREAS, Sire desires to benefit from the expertise of 4C in exclusively providing and implementing high technology security and surveillance solutions for its projects and Sire desires to appoint 4C as its exclusive provider of security and surveillance work for all its current and future projects (the “Strategic Alliance”);

NOW, THEREFORE, in consideration of these premises and of the mutual covenants, representations and warranties set forth herein, which the parties agree is adequate an sufficient in all respects, the parties agree as follows:

1.    OBJECTIVES OF THE STRATEGIC ALLIANCE

The objectives of the Strategic Alliance shall be to engage in the businesses set forth below:

(a)	Sire hereby appoints 4C Controls as its exclusive provider of security and surveillance work for its current projects as defined in Annex 1 attached to this agreement.

4C Controls Inc.- Sire Contracting Company	Strategic Alliance Agreement

(b)	The TechnoPark and JAFZA Project plan to build labour residence facilities to accommodate 20,000 laborers.

(c)	Phase one is located at JAFZA South and Techno Park on plot no. S60701A and plot nos. TP 070108/TP070110 respectively (“Phase One”) to accommodate 6,000 laborers (3,000 laborers at each location)

(d)
4C Controls and Sire acknowledge and agree to define and enter into work specification documentation specifying scope the services to be rendered by 4C Controls and products to be delivered, including, without limitation, preliminary security risk assessments, responsive designs for such security risks, surveillance and access controls, project scheduling, insurance bonds, delivery and implementation dates, payment dates, operation and maintenance provisions, and terms and conditions pertaining to the overall Build, Operate, Transfer and Finance parameters (the “Work Specification Documentation”).

(e)	4C team will start working on Phase One of the TechnoPark Project immediately upon mutual agreement of the parties on the Work Specification Documentation.

2.    REPRESENTATIONS AND WARRANTIES OF SIRE

Sire represents and warrants to 4C Controls as follows:

(a)    Sire has been duly incorporated, and is a validly existing corporation under the laws of the United Arab Emirates and has full power and authority to enter into and perform this Agreement.

(b)    This Agreement has been duly authorized, executed and delivered by Sire and constitutes a valid and binding agreement of Sire, enforceable against Sire in accordance with its terms.

(c)    No consent, approval or authorization of or declaration or filing with any governmental authority or other person or entity on the part of Sire is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.    REPRESENTATIONS AND WARRANTIES OF 4C CONTROLS

4C Controls represents and warrants to Sire as follows:

(a)    4C Controls has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Nevada, and has full power and authority to enter into and perform this Agreement.

4C Controls Inc.- Sire Contracting Company	Strategic Alliance Agreement

(b)    This Agreement has been duly authorized, executed and delivered by 4C Controls and constitutes a valid and binding agreement of 4C Controls, enforceable against 4C Controls in accordance with its terms.

(c)    No consent, approval or authorization of or declaration or filing with any governmental authority or other person or entity on the part of 4C Controls is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

4.    CONFIDENTIALITY

Each party shall hold and shall cause its respective representatives to hold in confidence all confidential information made available to it or its representatives by the other party, directly or through the Company, and shall not pass such information on, wholly or partly, to third parties without the written consent of the other party, unless such information (i) becomes generally available to the public other than as a result of a disclosure by such party or its representatives, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is independently acquired by such party as a result of work carried out by any employee or representative of such party to whom no disclosure of such information has been made; or (iv) is required by law or applicable regulation to be disclosed by one of the parties. Any and all intellectual property included in the designs, services or products in any form or media which are disclosed or delivered to Sire or third parties in connection with the Strategic Alliance shall remain the sole property of 4C Controls unless or until express written transfers of such intellectual property are signed and delivered by an authorized officer of 4C Controls.

5.    TERM; OTHER VENTURES

(a)    The initial term of this Agreement shall be for a period commencing on the execution of this Agreement and continuing until the third anniversary of the date of this Agreement (the “Initial Term”) and shall thereafter automatically renew for additional one year renewal terms (each, a “Renewal Term” and together with the Initial Term, each, a “Term”) unless either party gives prior written notice of not less than 90 days prior to the respective expiration date of such Term. This Agreement may be terminated prior to the end of any Term by mutual written consent of the parties.

(b)    Other than the appointment by Sire of 4C Controls as the exclusive provider of security and surveillance solutions to for Sire, nothing herein shall obligate either party in respect of exclusivity or limit the extent of other business activities in which the parties may respectively be involved or have direct or indirect interests.

6.    DISPUTE RESOLUTION

Any dispute or disagreement arising between the parties that is not settled within ninety (90) days (or such longer period as may be mutually agreed upon) from the date that either Party notifies the other in writing that such dispute or disagreement exists, shall be settled under the Rules of Arbitration of the International Chamber of Commerce in effect on the date that such notice is given, by one arbitrator appointed in accordance with such Rules. Any such arbitration shall take place at a location mutually agreed by the Parties hereto, and in the case of a failure to agree within thirty (30) days of written notice of a request to arbitrate by one Party to the other, then in London, England and shall be conducted in the English language. Any resulting arbitral award shall be final and binding upon the Parties and judgment may be entered thereon, upon the application of either Party, by any court having jurisdiction. Each Party shall bear its own costs in connection with the arbitration, provided that the fees and expenses of the arbitrator will be shared equally by the Parties unless the arbitral award provides otherwise.

4C Controls Inc.- Sire Contracting Company	Strategic Alliance Agreement

7.    MISCELLANEOUS

(a)    This Agreement may be amended only by a written instrument signed by both parties.

(b)    This Agreement may not be assigned by either party hereto except with the written consent of the other party; provided, however, that this Agreement may be assigned to a corporation which shall succeed to the business of a party by merger, consolidation, or the transfer of all or substantially all of the assets of such party and which shall expressly assume the obligations of such party hereunder.

(c)    Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, upon receipt of a transmittal confirmation, (c) if by international courier service, on the second business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as set forth on Annex A attached hereto, or in each case to such other address or facsimile number as the party may have furnished to the other party in writing.

(d)    In the event of the invalidity of any part or provision of this Agreement, such invalidity shall not affect the enforceability of any other part or provision of this Agreement.

(e)    No waiver by any party of any default in the performance of or compliance with any provision herein shall be deemed to be a waiver of the performance and compliance as to any other provision, or as to such provision in the future; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No remedy expressly granted herein to any party shall be deemed to exclude any other remedy which would otherwise be available.

(f)    The parties shall conduct the Strategic Alliance as independent contractors and not as employees or partners. It is expressly understood and agreed to by the parties hereto that the Strategic Alliance shall not constitute authority to act for, represent or bind one party by the other party or any affiliate thereof in any manner.

4C Controls Inc.- Sire Contracting Company	Strategic Alliance Agreement

(g)    Nothing herein express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto and their affiliates, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

(h)    This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and shall supersede all prior understandings and agreements between the parties with respect to such subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly signed this Agreement as of the day and year first above written.

4C CONTROLS INC.

By:	/s/ Olivier de Vergnies
Name:  Olivier de Vergnies
Title: Chief Executive Officer

SIRE CONTRACTING COMPANY

By:	/s/ David Dubois
Name:  David Dubois
Title: Chief Operating Officer

4C Controls Inc.- Sire Contracting Company	Strategic Alliance Agreement

Annex A

Addresses for Notices

4C Controls Inc.
Rockefeller Center
1230 Avenue of Americas, 7th Floor
New York, NY 10020
Attention: Olivier de Vergnies, CEO

With Copies to:

Wuersch & Gering LLP
100 Wall Street, 21st Floor
New York, NY 10005
Attention: Travis L. Gering

Sire Contracting Company
P.O.Box 77635
Saif 1 Building
Office 204/205
Barsha, Dubai